SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



     Date of Report (or Date of Earliest Event Reported): September 27, 1999




                            PENDARIES PETROLEUM LTD.
             (Exact name of Registrant as specified in its charter)




Province of New Brunswick,Canada        1-14754                52-205176
(State of incorporation or      (Commission File Number)     (IRS Employer
      organization)                                        Identification No.)



                                8 Greenway Plaza
                                    Suite 910
                              Houston, Texas 77046
                    (Address of principal executive offices)



                                  713-355-2900
                         (Registrant's telephone number)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

           None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           As announced in a press release on September 27, 1999, Pendaries Petroleum Ltd. has increased its interest in Block 04/36 in the Bohai Bay, China by 82% following the withdrawal of the other non-operating partner from the block. Before the withdrawal, Kerr-McGee Corp. (NYSE:KMG), the operator in the block owned a 45% foreign contractor's interest, and Pendaries owned a 10% foreign contractor's interest. Both Kerr-McGee and Pendaries elected to exercise their preferential rights to the withdrawing partner's interest. Each acquired its full pro-rata share of the 45% open interest, resulting in Kerr-McGee owning an 81.8% interest in the block and Pendaries an 18.2% interest. There was no monetary consideration associated with acquiring the increased interests.

         Block 04/36 is located near the western boundary of the Bohai Bay, approximately 200 km southeast of the city of Beijing. Water depths range from 5 feet to 100 feet, where conventional offshore seismic, drilling and production techniques can be used. This block contains all of Pendaries' proved undeveloped reserves. The block 04/36 proved undeveloped reserves are attributed to the CFD 2-1 field, which contains one discovery well and three delineation wells that recorded a combined flow rate of over 14,000 BOEPD. Discussions are currently underway with the China National Offshore Oil Corp. ("CNOOC") regarding development scenarios for the CFD 2-1 field. Based upon Pendaries' year-end 1998 reserve report,on a pro forma basis, the acquisition of the additional interest in this block increases Pendaries' proved undeveloped reserves at that date from
1.852 million barrels (10% interest) to 3.370 million barrels (18.2% interest). Kerr-McGee and Pendaries also agreed to enter into Phase Three of the Block 04/36 Petroleum Sharing Contract with CNOOC, which covers the period from October 1, 1999 to September 30, 2001. Entry into the third exploration phase carries with it a commitment to drill one exploration well, which the parties expect to drill in the fourth quarter of 1999.

[See attached press release, Exhibit 99.1]

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

            None.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            None.

ITEM 5.  OTHER EVENTS.

            None.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

            None



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information. As permitted by Form 8-K, the required pro forma financial information in respect of the additional asset acquisition will be filed by amendment to this Form 8-K no later than December 5, 1999.

            This material includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Pendaries believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Pendaries' business are set forth in the filings of Pendaries with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 7, 1999

                                                 PENDARIES PETROLEUM LTD.


                                           By:    /s/  Bobby J. Fogle
                                                  -------------------
                                           Name:       Bobby J. Fogle
                                           Title: Chief Financial Officer





                                  EXHIBIT INDEX



Exhibit No.                    Exhibit Description


99.1 Press Release dated September 27, 1999: Pendaries Petroleum, Ltd.Announces Increased Interest and Entrance into Phase Three in Block 04/36,Bohai Bay, China